Exhibit 99.1

Sovran Self Storage Reports Third Quarter 2010 Results

BUFFALO, N.Y.--(BUSINESS WIRE)--November 3, 2010--Sovran Self Storage, Inc. (NYSE:SSS), a self storage real estate investment trust (REIT), reported operating results for the quarter ended September 30, 2010.

Net income available to common shareholders for the third quarter of 2010 was $8.9 million or $0.32 per diluted share. Net income available to common shareholders for the same period in 2009 was $7.5 million or $0.32 per diluted share. Funds from operations (FFO) for the quarter were $0.63 per fully diluted common share compared to $0.68 for the same period last year. The impact of the Company’s 4 million share offering in October 2009 offset a significant decline in interest expense thereby contributing to the reduction in per share FFO results.

OPERATIONS:

Revenues for the 345 stores wholly owned by the Company for the entire quarter of each year were slightly positive over those of the third quarter of 2009, the result of a 60 basis point increase in average occupancy offset by a 1.1% decline in rental rates, and strong growth in other revenues.

“We saw solid increases in rents and occupancy this quarter,” said Kenneth F. Myszka, the Company’s President and COO. “Inquiries to our website are up dramatically, and we’re encouraged by continued strong demand in many of our markets.”

Same store operating expenses increased by a total of 80 basis points for the third quarter of 2010 compared to the prior year period, primarily the result of increased health care, workers compensation and property maintenance costs offset by a net property tax decrease of 2.6%. Property taxes were impacted by the reductions won at several properties as a result of successful challenges to assessed values.

Total consolidated property net operating income for the third quarter declined 27 basis points compared with the same quarter in 2009 to $30.5 million. Overall average occupancy for the quarter improved 20 basis points to 82.6% and average rent per square foot for the portfolio was $10.09.

General and administrative expenses grew by about $0.4 million over the same period in 2009, primarily due to increased income taxes associated with operations of the Company’s taxable REIT subsidiary and marketing and internet advertising costs.

During the third quarter of 2010, revenue growth was seen at the Company’s Georgia, Tennessee, and most of its New England stores, while stores in Florida, Arizona and Texas (primarily the Houston market area) showed revenue declines.

PROPERTIES:

The Company did not acquire or dispose of any properties during the quarter for its own portfolio or for that of its Joint Ventures.

“We’re seeing an increased number of facilities coming to market, and we’re well positioned to acquire the right properties at the right terms,” commented David Rogers, the Company’s Chief Financial Officer. “We have a strong balance sheet and plenty of liquidity to put to work.”

The Company continues with its program of expanding and enhancing its properties. Up to 20 projects providing approximately 500,000 square feet of additional and/or improved space at existing stores is planned during 2010 at an estimated cost of $20 million. It is also evaluating up to $50 million of such improvements to undertake in 2011.

CAPITAL TRANSACTIONS:

At September 30, 2010, the Company had $400 million of unsecured term note debt and $79.5 million of mortgage debt outstanding. The Company has no significant debt maturities until mid-2012.

Illustrated below are key financial ratios at September 30, 2010:

  Debt to Enterprise Value (at $38.00/share) 31.1%
  Debt to Book Cost of Storage Facilities 34.8%
  Debt to EBITDA Ratio 4.7x
  Debt Service Coverage 3.2x

At September 30, 2010, the Company had approximately $32 million of cash on hand, and up to $175 million available on its line of credit.

YEAR 2010 EARNINGS GUIDANCE:

While consumer demand appears to be improving moderately in many of our markets, the Company expects conditions to remain competitive and anticipates the continuation of leasing incentives as well as increased advertising. Accordingly, a decline in same store revenue of 0% to 1% is projected from that of 2009. Property operating costs are projected to increase by 2% to 3%, including an expected 5% annual increase in property taxes. Accordingly, the Company is anticipating a decline of 2% to 3% in same store net operating income for 2010.

The Company has identified some 20 properties at which it plans to add or improve approximately 500,000 square feet of storage space during 2010 at an estimated cost of $20 million. The Company also has budgeted $12 million to provide for recurring capitalized expenditures including roofing, painting, paving, and office renovations.

The Company is selectively evaluating acquisition opportunities, but at present has no properties under contract and expects to remain prudent while the acquisition market remains unsettled.

General and administrative expenses are expected to increase due to income taxes on its taxable REIT subsidiaries and the Company’s plans to expand its internet marketing presence.

At September 30, 2010, all of the Company’s debt is either fixed rate or covered by rate swap contracts that essentially fix the rate. Subsequent borrowings that may occur will be pursuant to the Company’s Line of Credit agreement at a floating rate of LIBOR plus 1.375%.

At September 30, 2010, the Company had 27.6 million shares of common stock outstanding and 0.34 million Operating Partnership Units outstanding.

As a result of somewhat improved projected operating results, offset by the dilutive impact of the sale of 10 stores, management reiterates its prior forecast of expected funds from operations for the full year 2010 to be approximately $2.44 to $2.48 per share, and between $0.62 and $0.64 for the fourth quarter of 2010.

FORWARD LOOKING STATEMENTS:

When used within this news release, the words “intends,” “believes,” “expects,” “anticipates,” and similar expressions are intended to identify “forward looking statements” within the meaning of that term in Section 27A of the Securities Act of 1933, and in Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward looking statements. Such factors include, but are not limited to, the effect of competition from new self storage facilities, which could cause rents and occupancy rates to decline; the Company’s ability to evaluate, finance and integrate acquired businesses into the Company’s existing business and operations; the Company’s existing indebtedness may mature in an unfavorable credit environment, preventing refinancing or forcing refinancing of the indebtedness on terms that are not as favorable as the existing terms; interest rates may fluctuate, impacting costs associated with the Company’s outstanding floating rate debt; the Company’s ability to comply with debt covenants; the future ratings on the Company’s debt instruments; the regional concentration of the Company’s business may subject it to economic downturns in the states of Florida and Texas; the Company’s ability to effectively compete in the industries in which it does business; the Company’s reliance on its call center; the Company’s cash flow may be insufficient to meet required payments of principal, interest and dividends; and tax law changes which may change the taxability of future income.

CONFERENCE CALL:

Sovran Self Storage will hold its Third Quarter Earnings Release Conference Call at 9:00 a.m. Eastern Time on Thursday, November 4, 2010. To access the conference call, dial 877.407.8033 (domestic), or 201.689.8033 (international), at least five minutes prior to the scheduled start of the call. Management will accept questions from registered financial analysts after prepared remarks; all others are encouraged to listen to the call via webcast at www.unclebobs.com/company/investment/events.

The webcast will be archived for a period of 90 days; a telephone replay will also be available for 72 hours by calling 877.660.6853 and entering pass codes 286/358443.

Sovran Self Storage, Inc. is a self-administered and self-managed equity REIT that is in the business of acquiring and managing self storage facilities. The Company operates 371 self storage facilities in 24 states under the name “Uncle Bob’s Self Storage”®. For more information, please contact David Rogers, CFO or Diane Piegza, VP Corporate Communications at 716.633.1850 or visit the Company’s Web site.

SOVRAN SELF STORAGE, INC.
BALANCE SHEET DATA
(unaudited)

	September 30,	December 31,
(dollars in thousands)	2010	2009
Assets
Investment in storage facilities:
Land	$235,128	$234,522
Building, equipment and construction in progress	1,143,867	1,129,932
	1,378,995	1,364,454
Less: accumulated depreciation	(263,496)	(238,971)
Investment in storage facilities, net	1,115,499	1,125,483
Cash and cash equivalents	31,927	10,710
Accounts receivable	2,324	2,346
Receivable from joint venture	232	173
Investment in joint venture	19,710	19,944
Prepaid expenses	5,338	4,203
Other assets	4,543	5,313
Net assets of discontinued operations	-	16,926
Total Assets	$1,179,573	$1,185,098

Liabilities
Line of credit	$-	$-
Term notes	400,000	400,000
Accounts payable and accrued liabilities	24,193	22,316
Deferred revenue	4,841	4,980
Fair value of interest rate swap agreements	12,213	11,524
Mortgages payable	79,539	81,219
Total Liabilities	520,786	520,039

Noncontrolling redeemable Operating Partnership Units at redemption value	12,997	15,005

Equity
Common stock	288	287
Additional paid-in capital	816,470	814,988
Accumulated deficit	(144,738)	(139,863)
Accumulated other comprehensive loss	(12,137)	(11,265)
Treasury stock at cost	(27,175)	(27,175)
Total Shareholders' Equity	632,708	636,972
Noncontrolling interest - consolidated joint venture	13,082	13,082
Total Equity	645,790	650,054
Total Liabilities and Equity	$1,179,573	$1,185,098

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	July 1, 2010	July 1, 2009
	to	to
(dollars in thousands, except share data)	September 30, 2010	September 30, 2009

Revenues
Rental income	$46,196	$46,440
Other operating income	2,109	1,761
Management and acquisition fee income	318	313
Total operating revenues	48,623	48,514

Expenses
Property operations and maintenance	13,197	12,888
Real estate taxes	4,940	5,058
General and administrative	4,983	4,568
Depreciation and amortization	8,215	8,111
Amortization of in-place customer leases	-	27
Total operating expenses	31,335	30,652

Income from operations	17,288	17,862

Other income (expense)
Interest expense (including amortization of financing fees
of $258 in 2010 and $315 in 2009)	(7,954)	(10,873)
Interest income	24	22
Gain on the sale of land	-	1,127
Equity in income of joint ventures	16	60

Income from continuing operations	9,374	8,198
Loss from discontinued operations (including loss on disposal of $1,009 in 2009)	-	(228)
Net income	9,374	7,970
Net income attributable to noncontrolling interests	(451)	(474)
Net income attributable to common shareholders	$8,923	$7,496

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.32	$0.33
Discontinued operations	-	(0.01)
Earnings per common share - basic	$0.32	$0.32

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.32	$0.33
Discontinued operations	-	(0.01)
Earnings per common share - diluted	$0.32	$0.32

Common shares used in basic
earnings per share calculation	27,485,416	23,335,957

Common shares used in diluted
earnings per share calculation	27,525,279	23,349,479

Dividends declared per common share	$0.4500	$0.4500

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
	January 1, 2010	January 1, 2009
	to	to
(dollars in thousands, except share data)	September 30, 2010	September 30, 2009

Revenues
Rental income	$136,606	$137,580
Other operating income	5,669	5,013
Management and acquisition fee income	941	929
Total operating revenues	143,216	143,522

Expenses
Property operations and maintenance	38,673	37,754
Real estate taxes	15,290	15,068
General and administrative	15,090	13,292
Depreciation and amortization	24,617	24,331
Amortization of in-place customer leases	-	262
Total operating expenses	93,670	90,707

Income from operations	49,546	52,815

Other income (expense)
Interest expense (including amortization of financing fees
of $773 in 2010 and $946 in 2009 as well as $923 of waiver fees in 2009)	(23,762)	(32,552)
Interest income	65	75
Gain on the sale of land	-	1,127
Equity in income of joint ventures	154	154

Income from continuing operations	26,003	21,619
Income from discontinued operations (including a gain on disposal of $6,944 in 2010
and loss on disposal of $1,009 in 2009)	7,562	1,215
Net income	33,565	22,834
Net income attributable to noncontrolling interests	(1,454)	(1,416)
Net income attributable to common shareholders	$32,111	$21,418

Earnings per common share attributable to common shareholders - basic
Continuing operations	$0.89	$0.90
Discontinued operations	0.28	0.05
Earnings per common share - basic	$1.17	$0.95

Earnings per common share attributable to common shareholders - diluted
Continuing operations	$0.89	$0.90
Discontinued operations	0.28	0.05
Earnings per common share - diluted	$1.17	$0.95

Common shares used in basic
earnings per share calculation	27,464,672	22,639,513

Common shares used in diluted
earnings per share calculation	27,504,175	22,646,131

Dividends declared per common share	$1.3500	$1.0900

COMPUTATION OF FUNDS FROM OPERATIONS (FFO) (1) - (unaudited)

	July 1, 2010	July 1, 2009
	to	to
(dollars in thousands, except share data)	September 30, 2010	September 30, 2009

Net income attributable to common shareholders	$8,923	$7,496
Net income attributable to noncontrolling interests	451	474
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	8,215	8,138
Depreciation of real estate included in discontinued operations	-	270
Depreciation and amortization from unconsolidated joint ventures	197	205
Gain on sale of real estate	-	(118)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(214)	(284)
Funds from operations allocable to noncontrolling
interest in consolidated joint ventures	(340)	(340)
Funds from operations available to common
shareholders	17,232	15,841
FFO per share - diluted	$0.63	$0.68

Common shares - diluted	27,525,279	23,349,479

	January 1, 2010	January 1, 2009
	to	to
(dollars in thousands, except share data)	September 30, 2010	September 30, 2009

Net income attributable to common shareholders	$32,111	$21,418
Net income attributable to noncontrolling interests	1,454	1,416
Depreciation of real estate and amortization of intangible
assets exclusive of deferred financing fees	24,617	24,593
Depreciation of real estate included in discontinued operations	217	878
Depreciation and amortization from unconsolidated joint ventures	588	620
Gain on sale of real estate	(6,944)	(118)
Funds from operations allocable to noncontrolling
interest in Operating Partnership	(677)	(868)
Funds from operations allocable to noncontrolling
interest in consolidated joint ventures	(1,020)	(1,020)
Funds from operations available to common
shareholders	50,346	46,919
FFO per share - diluted	$1.83	$2.07

Common shares - diluted	27,504,175	22,646,131
(1) We believe that Funds from Operations (“FFO”) provides relevant and meaningful information about our operating performance that is necessary, along with net earnings and cash flows, for an understanding of our operating results. FFO adds back historical cost depreciation, which assumes the value of real estate assets diminishes predictably in the future. In fact, real estate asset values increase or decrease with market conditions. Consequently, we believe FFO is a useful supplemental measure in evaluating our operating performance by disregarding (or adding back) historical cost depreciation.

Funds from operations is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of properties, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. We believe that to further understand our performance, FFO should be compared with our reported net income and cash flows in accordance with GAAP, as presented in our consolidated financial statements.

Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity, or as an indicator of our ability to make cash distributions.

QUARTERLY SAME STORE DATA (2) *	July 1, 2010	July 1, 2009
	to	to	Percentage
(dollars in thousands)	September 30, 2010	September 30, 2009	Change

Revenues:
Rental income	$46,134	$46,440	-0.7%
Other operating income	1,988	1,670	19.0%
Total operating revenues	48,122	48,110	0.0%

Expenses:
Property operations and maintenance	13,123	12,848	2.1%
Real estate taxes	4,925	5,057	-2.6%
Total operating expenses	18,048	17,905	0.8%

Operating income	$30,074	$30,205	-0.4%

(2) Includes the 345 stores owned and/or managed by the Company for the entire periods presented that are consolidated in our financial statements. Does not include unconsolidated joint venture stores managed by the Company.

* See exhibit A for supplemental same store data.
YEAR TO DATE SAME STORE DATA (2)	January 1, 2010	January 1, 2009
	to	to	Percentage
(dollars in thousands)	September 30, 2010	September 30, 2009	Change

Revenues:
Rental income	$136,473	$137,580	-0.8%
Other operating income	5,351	4,771	12.2%
Total operating revenues	141,824	142,351	-0.4%

Expenses:
Property operations and maintenance	38,452	37,665	2.1%
Real estate taxes	15,248	15,069	1.2%
Total operating expenses	53,700	52,734	1.8%

Operating income	$88,124	$89,617	-1.7%

OTHER DATA	Same Store (2)		All Stores (3)
	2010	2009	2010	2009

Weighted average quarterly occupancy	82.8%	82.2%	82.6%	82.4%

Occupancy at September 30	82.5%	81.4%	82.3%	81.6%

Rent per occupied square foot	$10.10	$10.21	$10.09	$10.15

(3) Does not include 25 unconsolidated joint venture stores managed by the Company

Investment in Storage Facilities:
The following summarizes activity in storage facilities during the nine months ended September 30, 2010:

Beginning balance	$1,364,454
Property acquisitions	-
Improvements and equipment additions:
Expansions	4,809
Roofing, paving, painting, and equipment:
Stabilized stores	8,712
Recently acquired and consolidated joint venture stores	783
Change in construction in progress (Total CIP $10.2 million)	403
Dispositions	(166)
Storage facilities at cost at period end	$1,378,995

	September 30, 2010	September 30, 2009

Common shares outstanding	27,648,329	23,478,580
Operating Partnership Units outstanding	342,936	419,952

Exhibit A

Sovran Self Storage, Inc.

Same Store Performance Summary
Three Months Ended September 30, 2010
(unaudited)

		Square Feet	Avg Qtrly Rent per Occupied Square Foot	Avg Quarterly Occupancy for the Three Months Ended September 30,		Revenue for the Three Months Ended September 30,			Expenses for the Three Months Ended September 30,			NOI for the Three Months Ended September 30,
State	Stores			2010	2009	2010	2009	% Change	2010	2009	% Change	2010	2009	% Change

Alabama	22	1,587	$8.07	76.9%	76.0%	$2,694	$2,649	1.70%	$1,023	$1,017	0.59%	$1,671	$1,632	2.39%
Arizona	9	530	9.63	86.7%	86.9%	1,171	1,212	-3.38%	436	418	4.31%	735	794	-7.43%
Connecticut	5	301	17.38	77.4%	74.3%	1,039	1,026	1.27%	243	350	-30.57%	796	676	17.75%
Florida	54	3,452	10.00	80.0%	79.9%	7,182	7,342	-2.18%	3,015	3,022	-0.23%	4,167	4,320	-3.54%
Georgia	22	1,423	9.28	80.9%	79.4%	2,801	2,677	4.63%	1,029	1,020	0.88%	1,772	1,657	6.94%
Louisiana	14	836	10.81	85.2%	80.2%	1,979	1,952	1.38%	628	693	-9.38%	1,351	1,259	7.31%
Maine	2	113	10.97	84.0%	80.7%	271	278	-2.52%	102	85	20.00%	169	193	-12.44%
Maryland	4	172	13.75	89.2%	91.5%	543	533	1.88%	212	199	6.53%	331	334	-0.90%
Massachusetts	12	664	12.40	82.5%	79.3%	1,781	1,710	4.15%	651	624	4.33%	1,130	1,086	4.05%
Michigan	4	229	9.22	92.5%	90.2%	510	491	3.87%	200	182	9.89%	310	309	0.32%
Mississippi	12	924	8.71	85.3%	85.4%	1,815	1,803	0.67%	619	586	5.63%	1,196	1,217	-1.73%
Missouri	7	432	10.84	88.2%	88.6%	1,059	1,070	-1.03%	401	424	-5.42%	658	646	1.86%
New Hampshire	4	260	10.47	82.9%	79.7%	564	543	3.87%	206	187	10.16%	358	356	0.56%
New York	28	1,595	12.90	86.3%	88.0%	4,606	4,555	1.12%	1,525	1,462	4.31%	3,081	3,093	-0.39%
North Carolina	11	540	9.11	83.9%	84.1%	1,045	1,097	-4.74%	391	390	0.26%	654	707	-7.50%
Ohio	17	1,132	8.41	87.4%	86.0%	2,159	2,144	0.70%	756	763	-0.92%	1,403	1,381	1.59%
Pennsylvania	4	208	9.94	80.9%	84.1%	429	430	-0.23%	149	143	4.20%	280	287	-2.44%
Rhode Island	4	168	12.04	80.7%	80.6%	449	451	-0.44%	180	171	5.26%	269	280	-3.93%
South Carolina	8	443	9.42	82.7%	80.8%	904	903	0.11%	386	366	5.46%	518	537	-3.54%
Tennessee	4	291	8.12	90.6%	79.1%	554	500	10.80%	259	227	14.10%	295	273	8.06%
Texas	81	5,886	9.95	82.4%	83.5%	12,325	12,549	-1.79%	4,909	4,881	0.57%	7,416	7,668	-3.29%
Virginia	17	1,003	10.35	83.4%	79.2%	2,242	2,195	2.14%	728	695	4.75%	1,514	1,500	0.93%

Portfolio Total	345	22,189	$10.10	82.8%	82.2%	$48,122	$48,110	0.02%	$18,048	$17,905	0.80%	$30,074	$30,205	-0.43%

Dollars in thousands except for average quarterly rent per occupied square foot. Square feet in thousands.
345 wholly owned same stores.

CONTACT:
Sovran Self Storage
David Rogers, CFO or
Diane Piegza, VP Corporate Communications
716-633-1850